UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2004

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50307	13-3711155

(Commission	(IRS Employer
File Number)	Identification No.)

2140 Research Drive, Livermore, CA	94550

(Address of principal executive offices)	(Zip Code)

(925) 294-4300

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5.      Other Events

FormFactor, Inc., a Delaware corporation (the “Company”), plans to hold its 2003 Annual Meeting of Stockholders on Thursday, May 13, 2004. Stockholders of the Company may submit proposals on matters appropriate for stockholder action at the Company’s 2004 Annual Meeting of Stockholders by complying with the applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and the Company’s bylaws. A stockholder proposal will be timely submitted for the Company’s 2004 Annual Meeting in accordance with the Company’s bylaws if it is delivered to the Company no later than February 28, 2004. Stockholders who wish to submit a proposal must notify the Company in writing, provide the Company with the information required by the Company’s bylaws and comply with Rule 14a-8. Stockholder proposals should be submitted to the Company’s Corporate Secretary at 2140 Research Drive, Livermore, California 94550.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date: January 29, 2004	By:	/s/ Stuart L. Merkadeau

Stuart L. Merkadeau, Senior Vice President, General Counsel and Secretary